EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Item 77D

The current investment policies of the Registrant's portfolios are described in detail in Amendment No. 4 to the Registrant's Registration Statement filed on February 28, 2001 and the prospectus and Statement of Additional Information included as part of Post-Effective Amendment No. 14 to American Skandia Advisor Funds, Inc.'s ("ASAF") registration statement filed on March 1, 2001.




EXHIBIT B:
Item 77Q1

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the ASMT American Century International Growth
Portfolio is incorporated by reference to Exhibit d(1) to Post-Effective Amendment No. 4 to the Registrant's
Registration Statement filed on February 28, 2001.

The Sub-advisory Agreement between the Registrant and American Century Investment Management, Inc. with respect to the ASMT American Century International Growth Portfolio is incorporated by reference to Exhibit d(6) to Post-Effective Amendment No. 4 to the Registrant's Registration Statement filed on February 28, 2001.

The Sub-advisory Agreement between the Registrant and Pacific Investment Management Company with respect to the ASMT PIMCO Total Return Bond Portfolio is incorporated by reference to Exhibit d(10) to Post-Effective Amendment No. 4 to the Registrant's Registration Statement filed on February 28, 2001.